UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2016

AMERICAN STATES WATER COMPANY

(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01.                                        Entry into a Material Definitive Agreement

On October 26, 2016, American States Water Company executed a Fifth Amendment to its Amended and Restated Credit Agreement dated as of June 3, 2005 (the “Credit Agreement”) among American States Water Company, as Borrower, and Wells Fargo Bank, National Association, as Administrative Agent and Sole Bank.  The provisions of the Fifth Amendment are described in Item 2.03.  The Amended and Restated Credit Agreement, as amended, is attached hereto as Exhibit 10.1.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 26, 2016, the Company entered into a Fifth Amendment to its Credit Agreement in order to increase the aggregate commitment by an additional $50,000,000.  The Company may, under the terms of the Fifth Amendment, borrow up to $150,000,000.

Section 9- Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

The following document is filed as an Exhibit to this report:

Exhibit No.	Description
10.1

Amended and Restated Credit Agreement dated as of June 3, 2005 among American States Water Company, as Borrower, the Lenders named therein and Wells Fargo Bank, National Association, as Administrative Agent, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date: October 28, 2016	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer